                                                                    Exhibit 12.1
                            School Specialty, Inc.
                      Ratio of Earnings to Fixed Charges
                                   ($000's)

                                          Three Months Ended                               Fiscal Year (1)
                                                              -------------------------------------------------------------------
                                             July 28, 2001       2001          2000          1999           1998          1997
                                             -------------       ----          ----          ----           ----          ----
Earnings
--------
   Income before income taxes                 $    27,579      $ 21,353      $ 33,635      $ 17,615       $ 10,719       $ 5,720

   Fixed charges                                    3,805        16,142        13,342        12,735          5,505         4,197
                                             -------------    -------------------------------------------------------------------
                                              $    31,384      $ 37,495      $ 46,977      $ 30,350       $ 16,224       $ 9,917
                                             =============    ===================================================================

Fixed Charges
-------------
   Interest  (2)                              $     3,391      $ 15,483      $ 12,752      $ 12,265        $ 5,505       $ 4,197
   Portion of rent expense representative
      of interest                                      19            88            15             2              -             -
   Amortization of deferred financing fees            395           571           575           468              -             -
                                             -------------    -------------------------------------------------------------------
                                              $     3,805      $ 16,142      $ 13,342      $ 12,735        $ 5,505       $ 4,197
                                             =============    ===================================================================

Ratio of earnings to fixed charges                    8.2           2.3           3.5           2.4            2.9           2.4
                                             =============    ===================================================================

(1) All fiscal years presented were 52 weeks, except for fiscal 2000, which had 53 weeks.
(2) All interest expense for the periods presented was expensed; no interest expense was capitalized.